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                            UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                      _________________________

                              FORM 8-K
                      _________________________


                           CURRENT REPORT


PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

   Date of Report (Date of earliest event reported): JANUARY 3, 2000


                     LONE STAR TECHNOLOGIES, INC.
        (Exact name of Registrant as specified in its charter)


            DELAWARE                 1-12881           75-2085454
 (State or other jurisdiction of   (Commission      (I.R.S. Employer
 incorporation or organization)    File Number)    Identification No.)


      15660 NORTH DALLAS PARKWAY,
       SUITE 500, DALLAS, TEXAS                           75248
(Address of principal executive offices)                (Zip Code)


Registrant's Telephone Number, including area code:  (972) 386-3981


                            NOT APPLICABLE
         (Former name, former address and former fiscal year,
                    if changed since last report)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

        On November 16, 1999, Lone Star Technologies, Inc., a Delaware corporation ("Lone Star"), and its newly-formed and wholly-owned subsidiary Fintube Technologies, Inc., an Oklahoma corporation ("Purchaser"), executed an asset purchase agreement for the acquisition (the "Acquisition") by Purchaser of substantially all of the assets of Fintube Limited Partnership,
a Delaware limited partnership, and its subsidiaries ("FLP").   Certain
liabilities of FLP were excluded. The Acquisition was closed on January 3, 2000 effective as of January 1, 2000 for a base purchase price of $82 million plus a $2.5 million adjustment for working capital and approximately $1.5 million in acquisition related expenses. The purchase price adjustments were estimated at the closing and are expected to be adjusted on an actual, post-closing basis by approximately March 31, 2000. The consideration for the Acquisition was determined following a competitive bidding process in arm's-length negotiations between Lone Star and FLP.

        The acquired business involves the design and production of finned tubes and other products used in a variety of heat recovery applications. Lone Star intends to operate and to use the assets acquired in the Acquisition in substantially the same manner as they were used by FLP prior to the Acquisition.

        Lone Star and Purchaser utilized three different sources of financing to pay the purchase price. Lone Star used $20 million of cash that it received from Lone Star Steel Company, a wholly owned subsidiary of Lone Star ("Lone Star Steel"), in connection with Lone Star Steel's repayment of a $20 million subordinated loan from Lone Star. Lone Star Steel borrowed the $20 million that it repaid to Lone Star under Lone Star Steel's $90 million revolving line of credit with the CIT Group/Business Credit, Inc., acting on its own behalf and as agent for other banks. Additionally, Lone Star issued approximately $20 million of Lone Star common stock directly to the limited partners or other beneficial owners of FLP. Finally, Purchaser entered into a new Credit Agreement with Bank of America, acting on its own behalf and as agent for other banks, in connection with the Acquisition and borrowed (i) approximately $7 million under the revolving credit facility and (ii) $39 million under the term loan facility.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of business acquired.

            It is impractical to provide at this time the financial statements required by Item 7(a) of Form 8-K. Pursuant to Item 7(a)(4) of Form 8-K, such financial statements will be filed as soon as they are available and on or before March 18, 2000.

        (b) Pro forma financial information.

            It is impractical to provide at this time the pro forma financial information required by Item 7(b) of Form 8-K. Pursuant to Item 7(b)(2) of Form 8-K, such pro forma financial information will be filed as soon as it is available and on or before March 18, 2000.

        (c) Exhibits

       2.1* Asset Purchase Agreement dated as of November 16, 1999 by and among Lone Star Technologies, Inc., Fintube Technologies, Inc.
            and Fintube Limited Partnership.

       2.2* First Amendment to Asset Purchase Agreement dated as of January
            1, 2000 by and among Lone Star Technologies, Inc., Fintube
            Technologies, Inc. and Fintube Limited Partnership.

      99.1* Press release dated January 3, 2000.

____________________

*filed herewith


                                       2
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   LONE STAR TECHNOLOGIES, INC.



                                   By: /s/ Charles J. Keszler
                                       ------------------------------------
                                       Charles J. Keszler
                                       Vice President-Finance and Treasurer


Date: January 18, 2000

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                                 EXHIBIT INDEX

 Exhibit
 Number                           Description
 ------                           -----------
   2.1*    Asset Purchase Agreement dated as of November 16, 1999 by and among Lone Star Technologies, Inc., Fintube Technologies, Inc. and
           Fintube Limited Partnership.

   2.2*    First Amendment to Asset Purchase Agreement dated as of January 1,
           2000 by and among Lone Star Technologies, Inc., Fintube Technologies,
           Inc. and Fintube Limited Partnership.

  99.1*    Press release dated January 3, 2000.

____________________

*filed herewith